Exhibit 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of July 17, 2013, among Spirit Realty, L.P., Spirit Realty Capital, Inc., Spirit General OP Holdings, LLC and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 30 hereof (individually and collectively, “Grantor”) and Deutsche Bank AG New York Branch, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, SPIRIT REALTY, L.P. (the “Borrower”), the Administrative Agent and various financial institutions parties thereto (“Lenders”) have entered into a Credit Agreement, dated as of July 17, 2013 (as amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Administrative Agent, the Issuer, the Lenders and their subsequent successors and assigns, are herein called the “Secured Creditors”);

WHEREAS, pursuant to the Subsidiary Guaranty and the Parent Guaranty, certain Grantors (other than the Borrower) have jointly and severally guaranteed the payment and performance when due of all Guaranteed Obligations as described and defined therein;

WHEREAS, pursuant to the Pledge Agreement (the “Pledge Agreement”), Borrower has pledged to the Administrative Agent for the benefit of the Secured Creditors its interest in the Pledge Agreement Collateral to secure the Obligations (as defined therein) now or hereafter owed or to be performed by Borrower under the Credit Agreement.

WHEREAS, it is a condition precedent to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that Grantor shall have executed and delivered to the Administrative Agent this Agreement; and

WHEREAS, Grantor will obtain direct and indirect material benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement and, accordingly, desires to enter into this Agreement in order to satisfy the conditions described in the preceding recital and to induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to Grantor, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the

Secured Creditors and hereby covenants and agrees with the Administrative Agent for the benefit of the Secured Creditors as follows:

1. SECURITY FOR OBLIGATIONS. This Agreement is made by Grantor in favor of the Administrative Agent for the benefit of the Secured Creditors to secure:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations (both actual and contingent) under Revolving Loans, Swingline Loans and Letters of Credit, fees, costs, and indemnities (including in each case, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of Grantor to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Loan Documents to which Grantor is a party (including, in the case of Grantor that is party to the Subsidiary Guaranty, all Guaranteed Obligations (as defined in the Subsidiary Guaranty)) and the due performance and compliance by Grantor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Loan Documents (all such obligations, liabilities and indebtedness under this clause (i) being herein collectively called the “Credit Document Obligations”);

(ii) any and all sums advanced by the Administrative Agent in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Grantor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Administrative Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(iv) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2. DEFINITIONS.

(a) Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Credit Document Obligations” shall have the meaning set forth in Section 1(i) hereof.

“Equity Interest” of any Subsidiary of a Grantor shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Subsidiary, including, without limitation, any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Event of Default” shall mean any Event of Default (or equivalent term) under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

“Grantor” shall have the meaning set forth in the first paragraph hereof.

“Indemnitees” shall have the meaning set forth in Section 10 hereof.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Loan Documents” shall have the meaning set forth in the Credit Agreement.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledge Agreement Collateral” shall have the meaning given to “Collateral” in the Pledge Agreement.

“Primary Obligations” shall have the meaning set forth in Section 9(b) hereof.

“Pro Rata Share” shall have the meaning set forth in Section 9(b) hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall mean a “registered organization” as such term is defined in Section 9-102(a)(70) of the UCC.

“Required Lenders” shall have the meaning set forth in the Credit Agreement.

“Secondary Obligations” shall have the meaning set forth in Section 8(b) hereof.

“Secured Creditors” shall have the meaning set forth in the recitals hereof.

“Subsidiary” shall have the meaning given such term in the Credit Agreement.

“Subsidiary Guaranty” shall have the meaning given such term in the Credit Agreement.

“Termination Date” shall have the meaning set forth in Section 19 hereof.

“Transmitting Utility” shall mean a “transmitting utility” as such term is defined in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

The following capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the UCC: Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Goods, Instruments and Money.

3. CREATION OF SECURITY INTEREST.

3.1 Grant. Subject to Section 3.6 hereof, as collateral security for the performance and payment in full of the Obligations, Grantor hereby grants and assigns to Administrative Agent, for the benefit of the Secured Creditors, a lien and security interest in and against any and all of Grantor’s right, title and interest in and to the following assets (other than Pledge Agreement Collateral), whether tangible or intangible, real or personal, and in and against any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds thereof (all of the foregoing being hereinafter individually and collectively referred to as the “Collateral”):

(a) All apparatus, machinery, devices, fixtures, communication devices, systems and equipment, fittings, appurtenances, equipment, appliances, furniture, furnishings, appointments, accessories, landscaping, plants and all other items of personal property located at the Properties or otherwise, or used in the operation or maintenance of the Properties or otherwise, or any business or operation conducted thereon or at any other location. All fixtures and equipment now or hereafter installed for use in the operation of the buildings, structures and improvements now or hereafter on the Properties or otherwise, including but not limited to, all lighting, heating, cooling, ventilating, air-conditioning, plumbing, sprinkling, incinerating, refrigerating, air-cooling, lifting, fire extinguishing, cleaning, entertaining, security, communicating and electrical and power systems, and the machinery, appliances, fixtures and equipment pertaining thereto, all awnings, ovens, stoves, refrigerators, dishwashers, disposals, carpeting, switchboards, engines, motors, tanks, pumps, screens, storm doors and windows, shades, floor coverings, ranges, washers, dryers, disposals, cabinets, furniture, partitions, conduits, ducts and compressors, and all elevators and escalators and the machinery and appliances, fixtures and equipment pertaining thereto.

(b) All Accounts, now owned or hereafter acquired by the Grantor, including: (i) all accounts receivable, other receivables (including health care receivables), book debts and other forms of obligations; (ii) all of Grantor’s rights in, to and under all purchase orders or receipts for goods or services; (iii) all of Grantor’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all moneys due or to become due to Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of Grantor), including the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind given by Grantor with respect to any of the foregoing.

(c) Any and all other revenues and income now owned or hereafter acquired and arising from or out of the Properties and/or the businesses and operations conducted thereon, to the extent not already covered by subsection (b) above.

(d) Any and all other personal property of any kind, nature or description, whether tangible or intangible, (including without limitation, any and all Goods, Accounts, contract rights, franchises, licenses, permits, copyrights, trademarks, all other intellectual property of every kind or nature whatsoever, Chattel Paper, Money, Deposit Accounts, Documents, Instruments and General Intangibles of Grantor, whether now owned or hereafter acquired, or in which Grantor now have or shall hereafter acquire any right, title or interest whatsoever (whether by bill of sale, lease, conditional sales contract, or other title retention document or otherwise).

(e) Any and all additions and accessories to all of the foregoing and any and all Proceeds, renewals, replacements and substitutions of all of the foregoing.

(f) To the extent assignable by Grantor, all books, records, manager minutes, contracts, insurance policies, environmental audits, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, filings with governmental authorities, all feasibility and marketing studies, percolation tests, soil borings, surveys, topographical studies and the like with respect to the Properties and the uses thereof, all licenses, permits and warranties with respect to the improvements located on the Properties (the “Improvements”), all contracts of sale with respect to the Improvements, all operating and service contracts relating to the operation of the Improvements, and all warranties with respect to the Improvements and/or any work completed or materials supplied in connection with the Improvements, all plans and specifications with respect to the Improvements, all contracts with architects, engineers and surveyors with respect to the Improvements, all construction contracts with respect to the Improvements and any and all records and instruments relating to the Collateral.

The foregoing security interest grant is intended to and shall serve to cover all of Grantor’s properties and assets whatsoever pursuant to Section 9-504 of the UCC (other than the Pledge Agreement Collateral) and shall be first in priority for so long as any Obligations remain outstanding.

3.2 Procedures.

(a) To the extent that Grantor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Grantor) become part of the security interest pursuant to Section 3.1 of this Agreement. In addition thereto, the Grantor shall with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are required to be paid over to (or may be received by) the Administrative Agent or any of the other Secured Creditors pursuant to Section 7 of this Agreement (as promptly as practicable and, in any event, within five (5) days after it obtains such Collateral) for the benefit of the Administrative Agent and the other Secured Creditors), (i) establish, for the benefit of the Administrative Agent, a cash account in the name of Grantor over which the Administrative Agent shall have “exclusive control” (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Administrative Agent) and (ii) deposit of such cash in such cash account.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, Grantor shall, from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the UCC as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Administrative Agent), to be filed in the relevant filing offices as reasonably determined by the Administrative Agent so that at all times the Administrative Agent has a security interest in all Collateral which can be perfected by the filing of such financing statements under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC.

3.3 INTENTIONALLY OMITTED.

3.4 Transfer Taxes. Each grant of a security interest in Collateral under Section 3.1 hereof shall be accompanied by any transfer tax stamps required in connection with the grant of such security interest in the Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral. Grantor represents and warrants that on the date hereof: (i) the exact legal name of Grantor, the type of organization of Grantor, whether or not Grantor is a Registered Organization, the jurisdiction of organization of Grantor, the organizational identification number (if any) of Grantor, and whether or not Grantor is a Transmitting Utility, is listed on Annex A hereto; (ii) the Grantor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral. With respect to the Collateral, Grantor hereby represents and warrants that:

(a) no financing statement covering the Collateral, or any part thereof, has been filed and remains in effect other than any financing statements filed in connection with Liens permitted to exist on the Collateral under the Loan Documents and financing statements for which duly authorized proper termination statements have been delivered to the Administrative Agent for filing;

(b) except for Liens permitted to exist on the Collateral under the Loan Documents, no other security agreement covering the Collateral, or any part thereof, has been made and no security interest, other than the one herein created or created in the other Loan Documents, has attached or been perfected in the Collateral or in any part thereof; and

(c) except for the Liens permitted to exist on the Collateral under the Loan Documents, no dispute, right of setoff, counterclaim or defense exists with respect to any part of the Collateral.

(d) There is listed on Annex B hereto the location of the principal place of business of Grantor, all of the other places of business of Grantor and all locations where the Collateral and the books and records of Grantor are kept. Grantor shall not change the location of (i) its places of business or its book and records, or (ii) any Collateral without in each case providing concurrent written notice thereof to Administrative Agent.

3.6 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 3.1 hereof attach to (a) any lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of any law, rule or regulation applicable to such Grantor; (b) any license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of a term, provision or condition (including any requirement to obtain the consent of any third party that has not been obtained) that constitutes a breach or default under such lease, license, contract or agreement or results in the termination of such lease, license, contract or agreement and only to the extent that such term or provision was not rendered ineffective pursuant to Section 9-406 through 9-409 of the UCC; provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified above; provided further that the exclusions referred to in this Section 3.6 shall not include any proceeds of any such lease, license, contract or agreement; (c) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal; provided, however, that a security interest in such trademark application (and the resulting registration) is promptly granted to the Administrative Agent upon the filing of a Statement of Use or an Amendment to Allege Use, as the case may be; (d) any assets of Grantor financed by purchase money Indebtedness or Capitalized Leases in each case permitted under the Credit Agreement, but only to the extent that the documentation governing such Indebtedness or Capitalized Leases validly prohibits the creation by such Grantor of a security interest therein or requires the consent of any Person as a condition to the creation of any other security interest on such property and (e) any Deposit Account, Securities Account, Commodity Account (each as defined in the UCC) or other account of any Grantor (and all cash, cash equivalents and other securities or investments credited thereto or deposited therein) (i) used for all or any of the following purposes: payroll, benefits, taxes, escrow, customs, insurance imprest accounts or other fiduciary purposes or compliance with legal requirements, in all aforementioned cases, solely to the extent such legal or fiduciary requirements expressly prohibit the granting of a Lien thereon; (ii) to the extent that it is cash collateral for letters of credit (other than Letters of Credit issued under the Credit Agreement ) to the extent permitted by the Credit Agreement; and (iii) any specifically identified account with respect to which the Administrative Agent has determined (in its reasonable judgment) in writing that the costs of obtaining, perfecting or maintaining a security interest in such asset exceeds the fair market value thereof or the practical benefit to the secured parties afforded thereby and (f) the Equity Interests in any Restricted Subsidiary.

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Administrative Agent to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Administrative Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Administrative Agent) in the name of Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or any nominee or nominees of the Administrative Agent or a sub-agent appointed by the Administrative Agent.

5. INTENTIONALLY OMITTED.

6. INTENTIONALLY OMITTED.

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Administrative Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Loan Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Administrative Agent shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which Grantor hereby agrees to be commercially reasonable:

(i) to receive all amounts payable in respect of the Collateral otherwise payable to the Grantor;

(ii) to give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (Grantor hereby irrevocably constituting and appointing the Administrative Agent the proxy and attorney-in-fact of Grantor, with full power of substitution to do so);

(iii) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by Grantor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Administrative Agent in its absolute discretion may determine, provided that at least ten (10) days written notice of the time and place of any such sale shall be given to Grantor. Upon the occurrence of an Event of Default, Grantor, immediately upon demand by Administrative Agent, shall assemble the Collateral and make it available to Administrative Agent at a place or places to be designated by Administrative Agent, The Administrative Agent shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the obligations or otherwise. At any such sale, unless prohibited by applicable law, the Administrative Agent on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right of equity of redemption. Neither the Administrative Agent nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

(iv) to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all accounts referred to Section 3.1(a) hereof and to apply such cash and other Collateral to the payment of any and all Obligations.

8. REMEDIES, CUMULATIVE, ETC.

(a) Each Grantor agrees that a breach of any obligation under this Agreement will cause irreparable injury to the Administrative Agent, that the Administrative Agent has no adequate remedy at law in respect of such breach and, as a consequence, that such obligations shall be specifically enforceable against such Grantor and such Grantor hereby waives and agrees not assert any defenses against an action for specific performance of such obligations except for a defense that no default has occurred giving rise to the Credit Document Obligations becoming due and payable prior to their stated maturities.

(b) Each and every right, power and remedy of the Administrative Agent provided for in this Agreement or in any other Loan Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Administrative Agent or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Administrative Agent or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Administrative Agent or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lender and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Creditors upon the terms of this Agreement.

9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Administrative Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:

(i) first, to the payment of all amounts owing the Administrative Agent of the type described in clauses (i), (ii), (iii) and (iv) of the definition of “Obligations” contained in Section 1 hereof;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors, as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of such amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors, as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of such amount remaining to be distributed; and

(iv) fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 20(a) hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean all principal of, premium, if any, and interest on, all Loans, all Disbursements, all contingent reimbursement obligations equal to the Stated Amount of all outstanding Letters of Credit and all fees payable under the Credit Agreement, and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor entitled to distribution and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Loan Documents, agrees and acknowledges that if the Secured Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans under the Credit Agreement and Disbursements have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Secured Creditors, as cash security for the repayment of Obligations owing to the Secured Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Secured Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be distributed by the Administrative Agent in accordance with Section 9(a) hereof.

(e) All payments required to be made hereunder shall be made to the Administrative Agent for the account of the Secured Creditors.

(f) This Agreement is made with full recourse to Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of Grantor contained herein, in the Loan Documents and otherwise in writing in connection herewith or therewith. It is understood and agreed that Grantor shall remain liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations.

10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Administrative Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Administrative Agent or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. INDEMNITY. Grantor agrees (i) to indemnify and hold harmless the Administrative Agent and each other Secured Creditors and their respective successors, assigns, employees, advisors, agents and affiliates (individually an “Indemnitee,” and collectively, the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Administrative Agent be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of Grantor under this Section 11 are unenforceable for any reason, Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of Grantor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof.

12. NO OBLIGATIONS FOR THE ADMINISTRATIVE AGENT. The Administrative Agent and the other Secured Creditors shall not be obligated to perform or discharge any obligation of Grantor as a result of the grant of the security interest hereby effected.

(b) The acceptance by the Administrative Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Administrative Agent or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Grantor authorizes the Administrative Agent to cause to be filed, at Grantor’s own expense, UCC financing statements, continuation statements or amendments thereto and other documents, in form reasonably acceptable to the Administrative Agent, in such offices as the Administrative Agent may deem reasonably necessary and wherever required by law in order to perfect the Administrative Agent’s security interest in the Collateral, and agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional conveyances, assignments, agreements and instruments as the Administrative Agent may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

(b) Grantor hereby appoints the Administrative Agent as Grantor’s attorney-in-fact with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s discretion, to take any action and to execute any instrument which the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

14. THE ADMINISTRATIVE AGENT. The Administrative Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement, each such Secured Creditor acknowledges and agrees that the obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article IX of the Credit Agreement. The Administrative Agent shall act hereunder on the terms and conditions set forth herein and in Article IX of the Credit Agreement.

15. TRANSFER BY THE GRANTORS. Grantor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein except as permitted by the respective Loan Documents.

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GRANTOR. (a) Grantor represents, warrants and covenants that on the date hereof with respect to Grantor’s Collateral that:

(i) it is the sole legal, beneficial and record owner of all of its Collateral and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or by the Credit Agreement and the liens and security interests permitted to exist under the Loan Documents);

(ii) it has full power, authority and legal right to grant a security interest in all the Collateral pursuant to this Agreement;

(iii) this Agreement constitutes a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity;

(iv) to the Grantor’s knowledge, all of the Collateral has been duly and validly acquired, is fully paid and non-assessable, and is subject to no options to purchase or similar rights;

(v) upon the filing of UCC financing statements naming each applicable Grantor as “debtor” and the Administrative Agent as “secured party” in the applicable jurisdictions the security interest granted to the Administrative Agent pursuant to this Agreement will constitute a valid and perfected first priority security interest in the Collateral and the proceeds thereof, to the extent such security interest can be perfected by filing of a financing statement under the applicable Uniform Commercial Code, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of Grantor other than the Liens or encumbrances permitted to exist on the Collateral under the Loan Documents and the Administrative Agent is entitled to all rights, priorities and benefits afford by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral.

(vi) Grantor shall (a) promptly furnish Administrative Agent with any information or writings which Administrative Agent may reasonably request concerning the Collateral; (b) allow Administrative Agent to inspect all records of Grantor relating to the Collateral, the Obligations and the business and operation of Grantor with respect to the Collateral, and to make and take away copies of such records in accordance with Section 7.1.14 of the Credit Agreement; and (c) promptly, after receiving written request by Administrative Agent, pay, to the extent not paid by Borrower pursuant to Section 10.3 of the Credit Agreement, all costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel), together with interest thereon from the date incurred by Administrative Agent until the date repaid to Administrative Agent, of each Credit Party in connection with the enforcement of the security interest created herein, and in connection with any amendment, waiver or consent relating to this Agreement.

(vii) Grantor shall not, without the prior written consent of Administrative Agent, create any other security interest in, mortgage, pledge, or otherwise encumber the

Collateral, or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character other than as permitted by the Credit Agreement.

(viii) Grantor shall not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so other than in the ordinary course of Grantor’s business without the prior written consent of Administrative Agent, or permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement other than as permitted in the Credit Agreement.

(b) Grantor covenants and agrees that (i) it will promptly notify Administrative Agent of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created herein and defend the Administrative Agent’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and (ii) that it will have like title to and right to grant a security interest in any other property at any time hereafter with respect to which a security interest is granted to Administrative Agent as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Administrative Agent and the other Secured Creditors.

17. CHANGES TO LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. Grantor shall not change its legal name, its type of organization, its status as a Registered Organization, subject to applicable law, its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization or its organizational identification number (if any), except that any such changes shall be permitted if (i) it shall have given to the Administrative Agent not less than ten (10) days prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence); provided that any change in status as a Registered Organization that is the result of or related to a change in applicable law shall require prompt written notification upon Grantor’s knowledge of such change in applicable law in lieu of prior written notification, and (ii) in connection with such respective change or changes, it shall have taken all action reasonably requested by the Administrative Agent to maintain the security interests of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that Grantor does not have an organizational identification number on the date hereof and later obtains one, Grantor shall promptly thereafter notify the Administrative Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Administrative Agent to the extent necessary to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

18. GRANTOR’S OBLIGATIONS ABSOLUTE, ETC. The obligations of Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation:

(i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Loan Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Administrative Agent or its assignee or any acceptance thereof or any security by the Administrative Agent or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Grantor or any Subsidiary of Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not Grantor shall have notice or knowledge of any of the foregoing.

19. PRIVATE SALES. If at any time when the Administrative Agent shall determine to exercise its right to sell all or any part of the Collateral pursuant to Section 7 hereof, as then in effect, the Administrative Agent may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable. Without limiting the generality of the foregoing, in any such event the Administrative Agent, in its sole and absolute discretion (i) may proceed to make such private sale, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investments, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Administrative Agent, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized at a public sale.

20. TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Administrative Agent, at the request and expense of the Grantor, will execute and deliver to Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to Grantor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by the Administrative Agent or any of its sub-agents hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which all Commitments under the Credit Agreement have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full in accordance with the terms thereof, all Letters of Credit issued under the Credit Agreement have been terminated, and all other Obligations then due and payable have been paid in full in cash in accordance with the terms thereof. In the event that any Subsidiary Guarantor is released from its Obligations hereunder pursuant to Section 7.1.9 of the Credit Agreement, the Administrative Agent, at the request and expense of such Subsidiary Guarantor, shall execute and deliver an instrument acknowledging such Subsidiary Guarantor’s release from this Agreement.

(b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by the Loan Documents (other than a sale or other disposition to Grantor or any Subsidiary thereof) or is otherwise released with the consent of the Required Lenders and the proceeds of such other sale or disposition or from such release are applied in accordance with the provisions of the Loan Documents to the extent required to be so applied, the Administrative Agent, at the request and expense of Grantor, will duly assign, transfer and deliver to Grantor (without recourse and without any representation or warranty) such of the Collateral (and releases therefore) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c) At any time that Grantor desires that the Administrative Agent assign, transfer and deliver Collateral (and releases therefore) as provided in Section 20(a) or (b) hereof, Grantor shall deliver to the Administrative Agent a certificate signed by an authorized officer of Grantor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).

(d) The Administrative Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 20.

21. NOTICES, ETC. All notices and communications hereunder shall be in writing and sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or Grantor shall not be effective until received by the Administrative Agent or Grantor, as the case may be. All such notices and other communications shall be in writing and addressed as follows:

(a) if to Grantor, at:

Spirit Realty, L.P.

c/o Spirit Realty Capital, Inc.

16767 North Perimeter Drive, Suite 210

Scottsdale, Arizona 85260

Attn: Michael Bender, Chief Financial Officer

(b) if to the Administrative Agent, at:

60 Wall Street

New York, New York 10005

Attn: James Rolison

Telephone No.:  (212) 250-3352

Telecopier No.:  (646) 324-7091

with a copy to:

Deutsche Bank Securities Inc.

Crescent Court

Suite 550

Dallas, Texas 75201

Attn: Linda Davis

Telephone No.: (214) 740-7900

Telecopier No.: (214) 740 - 7910

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Audrey Sokoloff

Telephone No.:  (212) 735-2170

Telecopier No.:  (917) 777-2170

(c) if to any Secured Creditor, at such address as such Secured Creditor shall have specified in the Credit Agreement; or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22. WAIVER; AMENDMENT. Except as provided in Sections 20 and 30 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Grantor directly affected thereby (it being understood that the addition or release of any Grantor hereunder shall not constitute a chance, waiver, discharge or termination affecting any Grantor other than the Grantor so added or released) and the Administrative Agent (with the written consent of the Required Lenders).

23. MISCELLANEOUS. This Agreement shall and shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, provided that Grantor may not assign any of its rights or obligations except in accordance with the terms of the other Loan Documents.

24. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, GRANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. GRANTOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER GRANTOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER GRANTOR. GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO GRANTOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED

BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GRANTOR IN ANY OTHER JURISDICTION.

(b) GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26. GRANTOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Administrative Agent shall not have any obligations or liabilities, except as expressly set forth herein, with respect to the Collateral by reason of or arising out of this Agreement, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or with respect to any Collateral.

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Grantor and the Administrative Agent.

28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29. RECOURSE. This Agreement is made with full recourse to Grantor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of Grantor contained herein and in the other Loan Documents and otherwise in writing in connection herewith or therewith.

30. ADDITIONAL GRANTORS. In the event more than one Person is a Grantor hereunder, the obligations and liabilities shall be joint and several and Annex A shall be updated as appropriate.

31. LIMITED OBLIGATIONS. It is the desire and intent of Grantor and the Secured Creditors that this Agreement shall be enforced against Grantor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought.

32. RELEASE OF GRANTOR. If at any time all of the Equity Interests of Grantor are sold (to a Person other than the Borrower or a Subsidiary) in a transaction permitted pursuant to the Loan Documents, Grantor shall be released as a Grantor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests (and all Collateral owned by Grantor shall be released from any liens on the security interest granted hereunder) in any Person that owns, directly or indirectly, all of the Equity Interests in Grantor shall be deemed to be a sale of all of the Equity Interests in Grantor for purposes of this Section 32), and the Administrative Agent is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. If at any time all of the Collateral of Grantor is sold (in a manner permitted under the Loan Documents), Grantor will be released from any liens on the security interest granted hereunder. At any time that the Borrower desires that Grantor be released from this Agreement as provided in this Section 32, the Borrower shall deliver to the Administrative Agent a certificate signed by an officer of the Borrower stating that the release of Grantor is permitted pursuant to the terms of the Credit Agreement and this Section 32 and including reasonable supporting documentation with respect thereto. The Administrative Agent shall have no liability whatsoever to any other Secured Creditor as a result of the release of Grantor by it in accordance with, or which it believes to be in accordance with, this Section 32.

* * * *

IN WITNESS WHEREOF, Grantor and the Administrative Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

GRANTOR:

SPIRIT REALTY, L.P., a Delaware limited partnership

By: Spirit General OP Holdings, LLC, as sole general partner

By:
Name:
Title:

SPIRIT REALTY CAPITAL, INC. a Maryland corporation

By:
Name:
Title:

SPIRIT GENERAL OP HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

SPIRIT MASTER FUNDING IV, LLC a Delaware limited liability company

By:
Name:
Title:

SPIRIT MASTER FUNDING V, LLC a Delaware limited liability company

By:
Name:
Title:

Accepted and Agreed to:

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name: